Exhibit 3.1

FIFTH AMENDED AND RESTATED BYLAWS
OF
FOSSIL GROUP, INC.
Adopted and Effective
March 29, 2017

TABLE OF CONTENTS

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FIFTH AMENDED AND RESTATED BYLAWS
OF
FOSSIL GROUP, INC.

ARTICLE I

OFFICES
Section 1.1.    Registered Office. The registered office of Fossil Group, Inc. (the “Corporation”) in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent at such address is The Corporation Trust Company.
Section 1.2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 2.1.    Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose, including the annual meeting of stockholders, shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.2.    Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting.
Section 2.3.    Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by the Chairman of the Board, if any, or the President and shall be called by any officer at the request in writing of a majority of the Board of Directors or on the written request of holders of at least 50% of the total number of shares of capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the specific purpose or purposes of the proposed meeting, and shall disclose any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by the requesting holders or their affiliates or to which any of the requesting holders or their affiliates are a party. Written notice of the special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of such meeting. Notwithstanding anything set forth in these Bylaws, at a special meeting called by the stockholders of the Corporation, only the Corporation and the stockholders who participated in the written meeting request may propose any item for consideration or nominate directors for election at such meeting.
Section 2.4.    Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of stockholders, then a majority of the stockholders entitled to vote thereat who are present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
Section 2.5.    Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereat. Each stockholder present in person or represented by proxy at a meeting of stockholders shall be entitled to cast one vote for each share entitled to vote thereat held by such stockholder. Votes may be cast in person or by proxy but no proxy shall be voted or acted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 2.6.    List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present.
Section 2.7.    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list required by Section 2.6 of this Article II or the books of the Corporation and (ii) to vote in person or by proxy at any meeting of stockholders.
Section 2.8.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of the State of Delaware and which, in the case of any other action, shall be not less than the minimum nor more than the maximum number of days prior to any such action permitted by the laws of the State of Delaware. If no such record date is fixed by the Board of Directors, the record date shall be that prescribed by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 2.9.    Conduct of Meetings by Presiding Person. All determinations of the presiding person at each meeting of stockholders shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the Corporation entitled to vote thereat held by stockholders present in person or represented by proxy at such meeting. Accordingly, subject to the previous sentence, in any meeting of stockholders or part thereof, the presiding person shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:
(a)    The presiding person may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.
(b)    A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy, and seconded by an individual who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion, subject to compliance with any other requirements concerning such a proposed resolution or motion contained in these Bylaws. The presiding person may propose any motion for vote. The order of business at all meetings of stockholders shall be determined by the presiding person.
(c)    The presiding person may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.
(d)    Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the presiding person may, and on the request of any stockholder or a stockholder’s proxy shall appoint inspector(s) of election at the meeting of stockholders. If any person appointed as inspector fails to appear or fails or refuses to act, the presiding person may, and upon the request of any stockholder or a stockholder’s proxy shall appoint a person to fill such vacancy.
The duties of these inspectors shall be as follows:
(i)    Determine, as of the record date, the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;
(ii)    Receive votes or ballots;
(iii)    Hear and determine all challenges and questions in any way arising in connection with the right to vote;
(iv)    Count and tabulate all votes;
(v)    Report to the Board of Directors the results based on the information assembled by the inspectors; and
(vi)    Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
Notwithstanding the foregoing, the final certification of the results of any election or other matter acted upon at a meeting of stockholders shall be made by the Board of Directors.
Section 2.10.    Advance Notice for Business.
(a)    No business may be transacted at any annual or special meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors, (ii) otherwise properly brought before such meeting by, or at the direction of, the Board of Directors or (iii) otherwise properly brought before such meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10(a) and who is entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.10(a). Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by, or at the direction of, the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of stockholders (other than nominations or removals). Stockholders seeking to nominate persons for election to, or to propose the removal of persons from, the Board of Directors must comply with Section 2.11, and this Section 2.10 shall not be applicable to any such nominations or removals; nominations of persons for election to, or for removal from, the Board of Directors may be made at an annual or special meeting of stockholders at which directors are to be elected or removed pursuant to the Corporation’s notice of meeting only pursuant to Section 2.11.
(i)    In addition to any other applicable requirements, for business (other than nominations or removals) to be properly brought before an annual or special meeting by a stockholder, such stockholder must have given timely notice thereof, in proper written form, to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.10(a)(iv), a stockholder’s notice to the Secretary with respect to such business, to be timely, must (A) comply with the provisions of this Section 2.10(a)(i) and (B) be timely updated by the times and in the manner required by the provisions of Section 2.10(a)(iii). A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (A) in the case of an annual meeting of the stockholders, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (I) the close of business on the 90th day before the meeting or (II) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation and (B) in the case of a special meeting of stockholders, not earlier than the opening of business on the 120th day before the meeting and not later than the later of (I) the close of business on the 90th day before the meeting or (II) the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual or special meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.10(a).

(ii)    To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations or removals) must set forth (A) as to each such matter such stockholder proposes to bring before an annual or special meeting, as applicable, (I) a brief description of the business desired to be brought before such meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, (II) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws or the Certificate of Incorporation of the Corporation, the text of the proposed amendment) and (III) the reasons for conducting such business at such meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly beneficially owned by such stockholder and by any Stockholder Associated Person (the disclosures to be made pursuant to the foregoing clauses (B) and (C) are referred to as “Stockholder Information”), (D) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly beneficially owned by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit, or share in any profit derived, from any increase or decrease in the value of shares of the Corporation, (E) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (F) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Section 2.10, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit, or share in any profit derived, from any decrease in the value of the subject security), (G) any rights owned beneficially by such stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (I) any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (J) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person or any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (K) except as otherwise provided in (J) above, a description, with respect to such stockholder and any Stockholder Associated Person, of any interest that such person has in the proposal, any benefits that such person may derive from the outcome of the proposal and any agreements such person has with any other person in connection with the proposal, (L) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors (even if an election contest is not involved), or otherwise would be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies in connection with such proposal (the disclosures to be made pursuant to the foregoing clauses (D) through (M) are referred to as “Disclosable Interests”) (N) a representation that such stockholder is a holder of shares of the Corporation entitled to vote at the relevant meeting and that such stockholder intends to appear in person or by proxy at the relevant meeting to bring such business before the meeting, and (O) solely with respect to any proposed amendments to these Bylaws or the Certificate of Incorporation of the Corporation, a written opinion of outside legal counsel, which legal counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors, to the effect that these Bylaws or the Certificate of Incorporation of the Corporation, as proposed to be so amended, would not be in conflict with the laws of the State of Delaware.
(iii)    A stockholder providing notice of business proposed to be brought before an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided, or required to be provided in, such notice pursuant to this Section 2.10(a) shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (A) in the case of the update and supplement required to be made as of the record date for the meeting, not later than five business days after such record date and (B) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).
(iv)    The foregoing notice requirements of this Section 2.10(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations or removals) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual or special meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such meeting. No business shall be conducted at an annual or special meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 2.10(a); provided, however, that once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 2.10(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board of Directors or the chairman of the relevant meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.10(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.10(a) (including if any such information is misleading in any material respect), such proposal shall not be presented for action at the relevant meeting. Notwithstanding the foregoing provisions of this Section 2.10(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the relevant meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(v)    In addition to the provisions of this Section 2.10(a), a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth herein.

Nothing in this Section 2.10(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 under the Exchange Act. The requirements of this Section 2.10 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before a stockholder meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or proposal before a stockholder meeting.
(b)    For purposes of these Bylaws, “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and “Stockholder Associated Person” shall mean, with respect to any stockholder, (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
Section 2.11.    Advance Notice for Nomination or Removal of Directors.
(a)    Only persons who are nominated for election or proposed to be removed in accordance with the following procedures shall be eligible for election or removal, as applicable, as directors by the stockholders of the Corporation. Nominations of persons for election to, or proposals to remove persons from, the Board of Directors at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing or removing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and who is entitled to vote in the election or removal, as applicable, of directors at such meeting and (B) who complies with the notice procedures set forth in this Section 2.11. Except as set forth in Section 2.11(i), the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at any annual or special meeting of stockholders.
(b)    In addition to any other applicable requirements, for a nomination or removal proposal to be made by a stockholder, such stockholder must have given timely notice thereof, in proper written form, to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of the Corporation must (i) comply with the provisions of this Section 2.11(b) and (ii) be timely updated by the times and in the manner required by the provisions of Section 2.11(e). A stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing or removing one or more directors, not earlier than the opening of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting or special meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.11.
(c)    With respect to nominations of persons for election to the Board of Directors, notwithstanding anything in Section 2.11(b) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 2.11 also shall be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.
(d)    To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly beneficially owned by such person, (D) any Derivative Instrument beneficially owned, directly or indirectly, by such person and any other direct or indirect opportunity to profit, or share in any profit derived, from any increase or decrease in the value of shares of the Corporation, (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (F) the questionnaire and written representation and agreement required to be delivered pursuant to Section 2.12 below; (ii) as to each person whom the stockholder proposes to remove as a director, (A) notice of the proposed removal and any material interest in such proposal of such stockholder and any Stockholder Associated Person, individually or in the aggregate and (B) a statement of the grounds, if any, on which such director is proposed to be removed; and (iii) as to the stockholder giving the notice, (A) the Stockholder Information, (B) any Derivative Instrument directly or indirectly beneficially owned by such stockholder or Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit, or share in any profit derived, from any increase or decrease in the value of shares of the Corporation, (C) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (D) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Section 2.11, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit, or share in any profit derived, from any decrease in the value of the subject security), (E) any rights beneficially owned, directly or indirectly, by such stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (H) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person, any proposed nominee (if applicable) or any other person or persons

(including their names) pursuant to which the nomination or nominations or proposed removal or removals, as applicable, are to be made by such stockholder, (I) a representation that such stockholder is a holder of shares of the Corporation entitled to vote at the relevant meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate or to propose to remove, as applicable, the persons named in its notice, (J) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (K) with respect to nominations only, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, (L) except as otherwise provided in (K) above, a description, with respect to such stockholder and any Stockholder Associated Person, of any interest that such person has in the proposal, any benefits that such person may derive from the outcome of the proposal and any agreements such person has with any other person in connection with the proposal, and (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies for the election of the proposed nominee or removal of the relevant director, as applicable. With respect to nominations only, such notice must be accompanied by a written, notarized consent of each proposed nominee to being named as a nominee, to being eligible for election as a member of the Board of Directors and, if elected, to serving as a director. With respect to proposed removals only, such notice must be accompanied by a written opinion of outside legal counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the stockholders of the Corporation by the requisite vote, such removal would not be in conflict with the laws of the State of Delaware, these Bylaws or the Certificate of Incorporation.
(e)    A stockholder providing notice of a director nomination or removal proposal shall further update and supplement such notice, if necessary, so that the information provided, or required to be provided, in such notice pursuant to this Section 2.11 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of the update and supplement required to be made as of the record date for the meeting, not later than five business days after such record date and (ii) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).
(f)    If the Board of Directors, or the chairman of the meeting of stockholders, determines that any nomination or removal proposal, as applicable, was not made in accordance with the provisions of this Section 2.11 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.11 (including if any such information is misleading in any material respect), then such nomination or removal proposal, as applicable, shall not be considered at the relevant meeting.
(g)    In addition to the provisions of this Section 2.11, a stockholder also shall comply with all of the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth herein. Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 under the Exchange Act. The requirements of this Section 2.11 are included to provide the Corporation notice of a stockholder’s intention to bring a nomination or removal proposal before a stockholder meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such nomination or removal proposal before a stockholder meeting.
(h)    Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination or removal proposal, as applicable, such nomination or removal proposal, as applicable, shall be disregarded, notwithstanding that proxies in respect of such nomination or removal proposal, as applicable, may have been received by the Corporation.
(i)    Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of Preferred Stock, if any, to nominate and elect, or remove, directors pursuant to the Certificate of Incorporation or the right of the Board of Directors to fill newly created directorships and vacancies on the Board pursuant to the Certificate of Incorporation.
Section 2.12.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.11 of these Bylaws or, in the case of a nomination made by, or at the direction of, the Board of Directors, in accordance with such time periods as the Board of Directors may from time to time prescribe) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request), and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Corporation, will be and remain in compliance with all applicable policies and guidelines of the Corporation publicly disclosed from time to time, including, without limitation, those relating to confidentiality, corporate governance, conflicts of interest, stock ownership and securities trading, and (d) will abide by the requirements of any resignation policy in connection with majority voting.
Section 2.13.    Stockholder Action by Written Consent.
(a)    Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date (established as provided below) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 2.13, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 2.13. Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.
(b)    Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.13(b) from any such stockholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining stockholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.13, and (ii) the record date for determining stockholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c)    To be in proper form for purposes of this Section 2.13, a request by a stockholder for the Board of Directors to fix a record date shall set forth:
(i)    As to each Soliciting Person (as defined below), the Stockholder Information (as defined in Section 2.10(a)(ii);
(ii)    As to each Soliciting Person, any Disclosable Interests (as defined in Section 2.10(a)(ii), except the disclosure in clause (L) of Section 2.10(a)(ii) shall be made with respect to the action or actions proposed to be taken by written consent); and
(iii)    As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each

Soliciting Person and (B) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders.
For purposes of this Section 2.13, the term “Soliciting Person” shall mean (i) the stockholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any Stockholder Associated Person.
(d)    In connection with an action or actions proposed to be taken by written consent in accordance with this Section 2.13, the stockholder or stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 2.13 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).
(e)    Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 2.13. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 2.13, or the stockholder or stockholders seeking to take such action otherwise do not comply with this Section 2.13, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void ab initio to the fullest extent permitted by applicable law. In addition to the requirements of this Section 2.13 with respect to stockholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

ARTICLE III

DIRECTORS
Section 3.1.    Number and Election of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed and determined from time to time by resolution adopted by the Board of Directors, provided, however, no decrease in the number shall have the effect of shortening the term of any incumbent director.
Except as provided in Section 3.2 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to that director’s election.
Each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders, citizens of the United States or residents of Delaware.
Section 3.2.    Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
Section 3.3.    Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 3.4.    Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, if any, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by facsimile, telephone, telegram, electronic mail or other electronic means at least twenty-four hours before the meeting. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.
Section 3.5.    Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than by an announcement at the meeting, until a quorum is present.
Section 3.6.    Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any Meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee consent thereto in writing, in one document or in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 3.7.    Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.
Section 3.8.    Compensation. The Board of Directors may from time to time by resolution authorize the payment of fees, the grant of options to acquire stock in the Corporation or other compensation to the Directors for services as such to the Corporation including, but not limited to, a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors or any committee thereof, provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.9.    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.
ARTICLE IV

COMMITTEES
Section 4.1.    Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, no committee shall have the power or authority to approve an amendment to the Certificate of Incorporation of the Corporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes and report to the Board of Directors when required to do so.
Section 4.2.    Committee Rules. Unless the Board of Directors otherwise provides, each Committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rule, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Sections 3.4, 3.5, 3.6 and 3.7 of these Bylaws.

ARTICLE V

OFFICERS
Section 5.1.    General. The Board of Directors, in its discretion, may elect a Chairman of the Board (who must be a director), President, Secretary, Treasurer, Controller, and one or more Divisional Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation or, except in the case of the Chairman of the Board of Directors, directors of the Corporation.
Section 5.2.    Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and may be altered from time to time except as otherwise provided by contract.
Section 5.3.    Chairman of the Board of Directors. There shall be a Chairman of the Board of Directors who, under the direction and subject to the control of the Board of Directors, in general shall supervise and control all of the business and affairs of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as the Board of Directors may assign him from time to time. The Chairman of the Board of Directors shall possess the power to sign all contracts, certificates and other Instruments of the Corporation as the Board of Directors from time to time may prescribe.
Section 5.4.    Chief Executive Officer. The Chief Executive Officer of the Corporation will serve under the direction and subject to the control of the Board of Directors and the Chairman of the Board of Directors. The Chief Executive Officer in general shall supervise and control all of the business, affairs and property of the Corporation and shall be its chief policy making officer, shall have control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors and Chairman of the Board are carried into effect. In the absence of the Chairman of the Board of Directors the Chief Executive Officer shall perform such other duties as the Board of Directors may assign him from time to time. The Chief Executive Officer shall possess the same power as the Chairman of the Board to sign all contracts, certificates and other Instruments of the Corporation.

Section 5.5.    President. The President shall be the chief operating officer of the Corporation and shall report to the Chairman of the Board of Directors. The President shall, subject to the Powers of the Board of Directors and the Chairman of the Board of Directors, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents, and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer and deliver thereof shall be otherwise required by law to be executed and delivered by another person. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.
Section 5.6.    Vice President. Each Vice President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. Certain Vice Presidents may from time to time be designated by the Board of Directors or the Chairman of the Board of Directors as Executive Vice Presidents or Senior Vice Presidents which positions shall have such varying degrees of authority as the Board of Directors shall prescribe.
Section 5.7.    Divisional Presidents. The Divisional Presidents shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. The Divisional Presidents shall, subject to the powers of the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President, have general charge of the business, affairs and property of that division over which he is Divisional President, and control over its officers, agents, and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Divisional Presidents may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and deliver, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.
Section 5.8.    Absence of Officers. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and (if the President is a director) the Board of Directors. In the absence or disability of both the Chairman of the Board of Directors and the President, or at the request of the Chairman of the Board of Directors, the Vice President or the Vice Presidents, if there be more than one, shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors. If there be no Chairman of the Board of Directors, Chief Executive Officer, President or Vice President, the Board of Directors shall designate the officer of the Corporation who shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors.
Section 5.9.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board of Directors, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or an Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 5.10.    Chief Financial Officer. The Chief Financial Officer of the Corporation shall have general supervision over the financial operations of the Corporation, subject to the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.
Section 5.11.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
Section 5.12.    Controller. The Controller, if there be one, shall have charge of the Corporation’s books of account, records and auditing, and shall be subject in all matters to the control of the Chairman of the Board of Directors and the Board of Directors.
Section 5.13.    Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 5.14.    Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
Section 5.15.    Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE VI

STOCK
Section 6.1.    Certificates; Signatures on Certificates. The shares of the Corporation shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.
Every share certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President; and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; and shall be sealed with the Corporation’s seal which may be facsimile, engraved or printed.
Section 6.2.    Transfer Agent. The Corporation may appoint a transfer agent to act on behalf of the Corporation in keeping certain records on each registered stockholder and to make legal transfers of the Corporation’s shares.
Section 6.3.    Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its designated employees or (b) a registrar other than the Corporation or its designated employees, any other signature on the Certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 6.4.    Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond or other indemnity deemed satisfactory by the Board of Directors in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 6.5.    Transfer of Shares. Upon surrender to the Corporation, or a transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books.
Section 6.6.    Registered Stockholders. The Corporation and its transfer agents shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to, or interest in, such shares on the part of any other person and shall not be liable for any registration or transfer of shares which are registered, or to be registered, in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary, or nominee of a fiduciary, is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith
ARTICLE VII

NOTICES
Section 7.1.    Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile, electronic mail or other electronic means, telegram, telecopy, telex or cable and such notice shall be deemed given at the time when the same is sent.
Section 7.2.    Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a written waiver, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
ARTICLE VIII

INDEMNIFICATION
Section 8.1.    General. The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words used in this Article VIII and not previously defined in these Bylaws are defined in Section 8.14 of this Article VIII) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of the effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by §145(b) of the DGCL in Proceedings by or in the right of the Corporation and to the fullest extent permitted by §145(a) of the DGCL in all other Proceedings. The provisions set forth below in this Article VIII are provided in furtherance, and not by way of limitation, of the obligations expressed in this Section 8.1.
Section 8.2.    Expenses Related to Proceedings. If Indemnitee is, by reason of his or her Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she, shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.
Section 8.3.    Advancement of Expenses. Indemnitee shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by §145(e) of the DGCL.
Section 8.4.    Request for Indemnification. To obtain indemnification Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.
Section 8.5.    Determining Entitlement to Indemnification If No Change of Control. If a Change of Control has not occurred prior to or at the time the request for Indemnification is sent, Indemnitee’s entitlement to indemnification shall be determined in accordance with §145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the court.

Section 8.6.    Determining Entitlement to Indemnification If Change of Control. If a Change of Control has occurred prior to or at the time the request for indemnification is sent, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations in Section 8.5 of this Article VIII. Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Corporation’s objection to the first and/or second selection of Independent Counsel is without a reasonable, basis and/or for the appointment as Independent Counsel of a person selected by the court.
Section 8.7.    Procedures of Independent Counsel. If a Change of Control has occurred prior to or at the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VIII) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 8.4 of this Article VIII, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.
Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel if the person or persons empowered under Section 8.5 or 8.6 of this Article VIII to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for Indemnitee. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VIII) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) Indemnitee did not act in good faith and in a manner that he or she reasonably believed, in the case of conduct in his or her official capacity as a director of the Corporation, to be in the best interests of the Corporation or in all other cases that at least his or her conduct was not opposed to the Corporation’s best interests, or (b) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
Section 8.8.    Expenses of Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VIII and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.
Section 8.9.    Trial De Novo. In the event that (a) a determination is made pursuant to Section 8.5 or 8.6 of this Article VIII that Indemnitee is not entitled to indemnification under this Article VIII, (b) advancement of Expenses is not timely made Pursuant to Section 8.3 of this Article VIII, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within 90 days after being appointed by a court, (ii) within 90 days after objections to his or her selection have been overruled by a court or (iii) within 90 days after the time for the Corporation or Indemnitee to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 8.5, 8.6 or 8.7 of this Article VIII, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8.9 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 8.9, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification.
The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8.9 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article VIII. In the event that Indemnitee, Pursuant to this Section 8.9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of this Article VIII, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee, is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
Section 8.10.    Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article VIII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders, a resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Article VIII or any provision hereof shall be effective, as to any Indemnitee for acts, events and circumstances that occurred in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VIII shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.
Section 8.11.    Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.
In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
The Corporation shall not be liable under this Article VIII to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 8.12.    Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VIII shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 8.13.    Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of Article VIII, no person shall be entitled to indemnification or advancement of Expenses under this Article VIII with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

Section 8.14.    Definitions. For purposes of this Article VIII:
“Change of Control” means a change in control of the Corporation after the date of adoption of these Bylaws in any one of the following circumstances: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; (b) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (c) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization or a proxy contest as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
“Corporate Status” describes the status of a person who is or was a director, Officer, or employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person is or was serving at the request of the Corporation.
“DGCL” means the Delaware General Corporation Law, as currently in effect or as amended from time to time.
“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.
“Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 8.1 or 8.2 of this Section by reason of his or her Corporate Status.
“Independent Counsel” means a law firm, or member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his or her selection or appointment has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the Corporation’s then outstanding voting securities.
“Matter” is a claim, a material issue, or a substantial request for relief.
“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 8.9 of this Article VIII to enforce his or her rights under this Article VIII.
Section 8.15.    Notices. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be given in writing by depositing the same in the United States mail with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.
Section 8.16.    Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.
ARTICLE IX

AMENDMENTS
Section 9.1.    Vote Requirements. The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose, subject to repeal or change by the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote in the election of directors, voting together as a single class.
ARTICLE X

GENERAL PROVISIONS

Section 10.1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 10.2.    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 10.3.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 10.4.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.
Section 10.5.    Definition of Beneficial Owner. “Beneficial owner” as used in these Bylaws means of the following:

1.
a person who individually or with any of his affiliates or associates beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) any capital stock of the Corporation, directly or indirectly;

2.	a person who individually or with any of his affiliates or associates has either of the following rights:

a.
the right to acquire capital stock of the Corporation, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

b.	the right to vote capital stock of the Corporation pursuant to any agreement; arrangement or understanding; or

3.
a person who has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing capital stock of the Corporation with any other person who beneficially owns or whose affiliates beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, such shares of capital stock.

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